EXHIBIT A-1
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATING STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2000
(Unaudited)

                                             Questar   Questar Regulated Services
                                             Market                  Questar                 Corporate                Questar
                                            Resources    Questar     Pipeline     Other      and Other  IntercompanyCorporation
                                           Consolidated    Gas     Consolidated              Operations TransactionsConsolidated
                                           (Dollars in Thousands)
Revenues
  From unaffiliated customers                 $649,200    $531,988     $42,500       $3,642     $38,823              $1,266,153
  From affiliated companies                     92,853       4,774      76,576          283      34,586   $(209,072)
     TOTAL REVENUES                            742,053     536,762     119,076        3,925      73,409    (209,072)  1,266,153

Operating expenses
  Cost of natural gas and other
     product sold                              369,752     334,193                    2,253      24,640    (168,609)    562,229
  Operating and maintenance                    106,703     101,486      43,761        1,668      33,506     (35,705)    251,419
  Depreciation and amortization                 84,475      34,450      15,391           35       7,590                 141,941
  Other expenses                                41,020      10,213       3,071           35       1,073      (4,758)     50,654
    Total operating expenses                   601,950     480,342      62,223        3,991      66,809    (209,072)  1,006,243
    Operating income (loss)                    140,103      56,420      56,853          (66)      6,600                 259,910

Interest and other income                       10,631       1,673       3,025        1,349      36,926     (11,922)     41,682
Income (loss) from unconsolidated
   affiliates                                    2,776                   1,220                                            3,996
Debt expense                                   (22,922)    (21,041)    (17,584)        (722)    (13,163)     11,922     (63,510)
Income tax                                     (45,546)    (12,889)    (13,689)        (217)    (13,026)                (85,367)
    Net income                                 $85,042     $24,163     $29,825         $344     $17,337                $156,711

EXHIBIT A-2
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMMON SHAREHOLDERS' EQUITY
(Unaudited)

                                                                        Note           Other       Compre-
                                         Common Stock        Retained   Receivable Comprehensive   hensive
                                      Shares      Amount     Earnings   from ESOP     Income       Income
                                   (Dollars in Thousands)
Balances at January 1, 1998         82,142,084    $291,322    $541,663    ($10,173)     $22,966
  Issuance of common stock             521,879       8,243
  Purchase of common stock             (31,885)       (677)
  1998 net income                                               76,899                              $76,899
  Payment of common stock dividends
      of $.6525 per share                                      (53,747)
  Income tax benefit of dividends
      paid to ESOP                                                 143
  Collection of note receivable from ESOP                                    6,218
  Other comprehensive income
    Unrealized loss on securities available for
        sale, net of income tax benefit of $3,086                                        (4,992)     (4,992)
    Foreign currency translation adjustment,
        net of income taxes of $53                                                           93          93
Balances at December 31, 1998       82,632,078     298,888     564,958      (3,955)      18,067     $72,000
  Issuance of common stock             488,302       8,124
  Purchase of common stock          (1,701,527)    (28,575)
  1999 net income                                               98,830                              $98,830
  Payment of common stock dividends
      of $.67 per share                                        (55,328)
  Income tax benefit of dividends
      paid to ESOP                                                  38
  Collection of note receivable from ESOP                                    3,955
  Other comprehensive income
    Unrealized loss on securities available for
        sale, net of income tax benefit of $13,193                                       21,303      21,303
    Foreign currency translation adjustment,
        net of income tax benefit of $284                                                  (460)       (460)
Balances at December 31, 1999       81,418,853    $278,437    $608,498                  $38,910    $119,673
  Issuance of common stock             958,232      11,764
  Purchase of common stock          (1,558,811)    (25,543)
  2000 net income                                              156,711                             $156,711
  Payment of common stock dividends
      of $.685 per share                                       (55,084)
Income tax benefit associated with exercise of
      nonqualified options and premature
      dispositions                                   3,972
  Other comprehensive income
      Unrealized gain on securities available for
        sale, net of income tax benefit of $16,767                                      (25,453)    (25,453)
      Foreign currency translation adjustment,
        net of income tax benefit of $1,018                                              (1,146)     (1,146)
Balances at December 31, 2000       80,818,274    $268,630    $710,125                  $12,311    $130,112

EXHIBIT A-3
QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2000
(Unaudited)

                                                                                       Questar Regulated Services      Questar
                                             Questar                 Corporate                Questar                   Market
                                           Corporation Intercompany  and Other    Questar     Pipeline     Other      Resources
                                           ConsolidatedTransactions Operations      Gas     Consolidated             Consolidated
                                           (Dollars in Thousands)
CURRENT ASSETS
  Cash and cash equivalents                     $9,416                   $2,773        $882      $1,855        ($74)       $3,980
  Notes receivable from affiliates                       ($230,800)     206,900                  20,700       3,200
  Accounts and notes receivable                322,624     (34,088)      21,155     115,101      11,602      17,020       191,834
  Federal income taxes receivable                9,694                      331       5,019          65        (697)        4,976
  Inventories                                   40,534                    2,356      25,986       2,276                     9,916
  Prepaid expenses and other                     9,189                    2,729         773         477         382         4,828
  Purchased gas adjustment                      35,565                               35,565
   TOTAL CURRENT ASSETS                        427,022    (264,888)     236,244     183,326      36,975      19,831       215,534
PROPERTY, PLANT AND EQUIPMENT                3,544,266                   82,603   1,067,362     731,246       5,764     1,657,291
  Less allowances for depreciation
      and amortization                       1,590,273                   43,661     447,496     243,006       3,073       853,037
    NET PROPERTY, PLANT AND EQUIPMENT        1,953,993                   38,942     619,866     488,240       2,691       804,254
INVESTMENT IN UNCONSOLIDATED AFFILIATES         34,505  (1,498,074)     997,990                  19,088     500,084        15,417
SECURITIES AVAILABLE FOR SALE,
   approximates fair value                      33,019                   33,019
OTHER ASSETS                                    90,506                   32,349      27,134      16,428       4,864         9,731
                                            $2,539,045 ($1,762,962)  $1,338,544    $830,326    $560,731    $527,470    $1,044,936

CURRENT LIABILITIES
  Short-term loans                            $209,139                 $196,639                                           $12,500
  Notes payable to affiliates                            ($224,800)      56,200    $105,600                 $12,000        51,000
  Accounts payable and accrued expenses        273,892     (34,088)      20,060     123,098      $6,334      14,473       144,015
  Interest payable                               7,300                      141       4,583       1,625                       951
  Other taxes payable                           30,718                      592       8,502       2,145         120        19,359
    TOTAL CURRENT LIABILITIES                  521,049    (258,888)     273,632     241,783      10,104      26,593       227,825
LONG-TERM DEBT, less current portion           714,537      (6,000)       6,140     225,000     245,020                   244,377
OTHER LIABILITIES                               33,680                   11,469         507       7,231         626        13,847
DEFERRED INVESTMENT TAX CREDITS                  5,262                                5,250          12
DEFERRED INCOME TAXES                          255,235                    4,510      93,730      62,729      (2,193)       96,459

MINORITY INTEREST                               18,216                   12,733                                             5,483

COMMON SHAREHOLDERS' EQUITY
  Common stock                                 268,630     (34,349)     269,145      22,974       6,551                     4,309
  Additional paid-in capital                              (857,601)      12,930      81,875     142,033     504,736       116,027
  Retained earnings                            710,125    (603,939)     731,968     159,207      87,051      (2,292)      338,130
  Other comprehensive income                    12,311      (2,185)      16,017                                            (1,521)
    TOTAL COMMON SHAREHOLDERS' EQUITY          991,066  (1,498,074)   1,030,060     264,056     235,635     502,444       456,945
                                            $2,539,045 ($1,762,962)  $1,338,544    $830,326    $560,731    $527,470    $1,044,936